EXHIBIT 21
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  Insilco Teoranta, an Ireland corporation
  Precision Cable Manufacturing Co., Inc., a Texas corporation
  Eyelets for Industry, Inc., a Connecticut Corporation
  Insilco Technologies, (UK), Ltd., a Northern Ireland corporation Precision Cable Mfg. Corp. de Mexico S.A. de C.V., a Mexico corporation EFI Metal Forming, Inc., a Connecticut corporation
  T.A.T. Technology, a Canada corporation
  Insilco Healthcare Management Company, a Delaware corporation
  Signal Dominicana, S.A. a Dominican Republic corporation
  Stewart Connector Systems, (Japan), Inc., a Japan corporation
  Stewart Connector GmbH, a German corporation
  Stewart Connector Systems de Mexico, S.A. de C. V., a Mexico corporation Signal Caribe, Inc., a Delaware corporation
  Stewart Connector Systems, Inc., a Pennsylvania corporation
  Signal Transformer Co., Inc. a Delaware corporation
  InNet Technologies, Inc., a California corporation
  Suntex Technology Limited, a Hong Kong corporation
  Top East Corporation Limited, a Hong Kong corporation
  Insilco International Holding, Inc., a Delaware corporation
  Signal Transformer Mexicana, S.A. de C.V., a Mexico corporation
  Sempco, S.A. de C.V. a Mexico corporation
  Insilco Deutschland GmbH, a German corporation
  Insilco Technology (Canada) Corporation, a Canada corporation